UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 10, 2026

INTELLINETICS, INC.

(Exact name of Registrant as specified in its charter)

Nevada	001-41495	87-0613716
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

2190 Dividend Dr., Columbus, Ohio	43228
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (614) 388-8908

Intellinetics, Inc.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	INLX	NYSE American

Securities registered pursuant to Section 12(g) of the Act: Common Stock, $0.001 par value

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

The information included in Item 2.03 (regarding the “Credit Agreement”) and Item 5.02 (regarding the “Employment Agreement”) is hereby incorporated by reference into this Item 1.01.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On February 16, 2026, the Intellinetics, Inc. (the “Company”) entered into a $1 million secured term loan line of credit (the “Line of Credit”) pursuant to a Credit Agreement (the “Credit Agreement”) and other related agreements with JPMorgan Chase Bank, N.A. (“JPMC”). The Line of Credit will expire on December 31, 2026 unless renewed by mutual agreement of the Company and JPMC. The Company expects the proceeds of any borrowings under the Line of Credit to be used for, among other things, working capital, capital expenditures, and general corporate purposes.

The Credit Agreement contains customary covenants, including one that requires EBITDA to be at least $350,000 at fiscal year end, and it is secured by a security interest in the Company’s assets. Borrowings from the Line of Credit will bear interest at a variable rate equal to 2.35% over the Secured Overnight Financing Rate (SOFR),

The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Agreement, a copy of which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2025.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment; Biographical Information

On February 10, 2026, the Board appointed Alison Forsythe to serve as the Company’s President and Chief Executive Officer, with such appointment to be effective as of February 17, 2026.

Prior to joining the Company, Ms. Forsythe, age 64, has served as Chief Executive Officer of Humanyze, an AI-powered workforce analytics SaaS company, since January 2024. In this role, Ms. Forsythe has led company strategy, go-to-market execution, and operational performance, including initiatives to improve adoption and customer outcomes. From 2020 to 2023, Ms. Forsythe served as President, Security & Alarm Division at EverCommerce, Inc. (NASDAQ: EVCM), a leading service commerce platform. During her tenure, she led P&L operations, growth strategy, and cross-functional execution across multiple acquired brands, including brand consolidation and integration efforts. Ms. Forsythe holds a Bachelor of Arts degree in Mathematics and Business Administration from Queens College (now Queens University of Charlotte).

Compensation

Pursuant to an Executive Employment Agreement between Ms. Forsythe and the Company dated February 10, 2026 (“Employment Agreement”), Ms. Forsythe will be paid an annual base salary of $400,000 and will be eligible for annual bonus payments totaling up to 55% of her annual base salary. Such bonus payments shall be subject to the Company’s performance and approval by the Board. In addition, Ms. Forsythe will be eligible for an additional bonus based on business objectives mutually agreed upon by Ms. Forsythe and the Board.

In addition, as soon as practicable after Company policies permit, Ms. Forsythe will be granted 145,600 restricted stock units (“RSUs”). One-third of such RSUs shall be vested as of the date of grant, one-third will vest on the first anniversary of the grant date, and the remaining one-third will vest on the second anniversary of the grant date, subject to continuous service with the Company.

In addition, the Employment Agreement provides for certain severance payments and benefits in the event of a termination of Ms. Forsythe’s employment under specific circumstances, including three (3) months of continued base salary for termination without cause, and six (6) months of continued base salary for a qualifying termination within certain proximity to a change of control event by the Company. Ms. Forsythe’s receipt of such severance payments and benefits is contingent upon execution of a general release of claims in favor of the Company at the time of termination.

The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Employment Agreement, a copy of which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2025.

Related Party Disclosures

Ms. Forsythe was retained on an ad-hoc consulting basis prior to her appointment as CEO. Consulting fees equaled $15,384.

There are no arrangements or understandings between Ms. Forsythe and any other person pursuant to which Ms. Forsythe was selected as an officer of the Company, other than the Executive Employment Agreement. There are no family relationships between Ms. Forsythe and any director or executive officer of the Company. Other than as described above, there are no transactions involving Ms. Forsythe that would require disclosure under Item 404(a) of Regulation S-K.

Item 7.01	Regulation FD Disclosure.

In addition, on February 17, 2026, the Company issued a press release announcing the appointment of Ms. Forsythe, a copy of which is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Name of Exhibit

99.1	Press release issued by Intellinetics, Inc., on February 17, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTELLINETICS, INC.

	By:	/s/ Joseph D. Spain
Joseph D. Spain
Chief Operating Officer; Chief Financial Officer; Treasurer

Dated: February 17, 2026